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EXHIBIT 99

For Immediate Release

TO BUSINESS EDITOR:

Main Street Banks, Inc. Announces Its 2004 Second Quarter Earnings
Conference Call on the Web; Live and Archived Conference Call Notification

ATLANTA, June 30, 2004/PRNewswire—FirstCall—In conjunction with the Second Quarter 2004 Earnings Release from Main Street Banks, Inc. (NASDAQ: MSBK), you are invited to listen to its conference call that will be broadcast live over the Internet on Wednesday, July 21 at 10:00 am Eastern Daylight Time (EDT).

What:	Main Street Banks, Inc. 2nd Quarter 2004 Earnings Release Conference Call
When:	Wednesday, July 21, 2004 @ 10:00 am EDT
Where:	Live via the Internet and Windows Media Player http://www.mainstreetbank.com to conference in via the web. Then click "2nd Quarter 2004 Earnings Release Conference Call on the Web".
Live via telephone 1-800-540-0559 to conference in via telephone. When asked for the conference ID, simply tell the operator "MAINSTREET".
Contact:	Cheryl Blackwell, 770-422-2888

Beginning July 22, and for a limited time thereafter, listeners may access archived versions of the presentation on the Investor Relations section of www.mainstreetbank.com and at 1-888-839-0861.

About Main Street
Main Street Banks, Inc., a $2.0 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 23 banking centers located in eighteen of Georgia's fastest growing communities. Main Street is the largest and highest performing community banking company in the greater Atlanta area.

SOURCE: Main Street Banks, Inc.
http://www.mainstreetbank.com

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  EXHIBIT 99